EXHIBIT 5.1

                        Golenbock, Eiseman, Assor & Bell
                               437 Madison Avenue
                            New York, New York 10022
                                   May 5, 1999

Balchem Corporation
P. O.  Box 175
Slate Hill, New York 10973

                     Re: Registration Statement on Form S-8

Gentlemen:

         We are counsel to Balchem Corporation, a Maryland corporation (the "Company"), which is filing a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of the Company's Common Stock, $0.06-2/3 par value (the "Common Stock"), that may be issued under (i) the Balchem Corporation 1999 Stock Plan (the "1999 Stock Plan"), (ii) the Company's 1994 Incentive Stock Option Plan, as amended, and
(iii) the Company's Stock Option Plan for Directors, as amended, and the Company 's predecessor Stock Option Plan for Directors (adopted in 1989), and including shares which may be issued pursuant to options granted pursuant to certain agreements, respectively dated as of April 1, 1993, January 1, 1995 and April 25, 1997, as amended, between the Company and Charles B. McClelland (collectively, the "Plans").

         In this connection, we have examined the Company's Articles of Incorporation, as amended, and By-laws, the Plans and such other documents and corporate records of the Company as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact we have relied upon representations and statements of officers and representatives of the Company.

         Based upon the foregoing, it is our opinion that, when issued by the Company upon the exercise of and in accordance with the terms of stock options duly and validly granted pursuant to, or pursuant to stock purchase agreements entered into in accordance with and pursuant to, the

1999 Stock Plan, and against payment therefor, the shares of Common Stock issuable pursuant to the 1999 Stock Plan will be validly issued, fully paid and non-assessable.

         Shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Incentive Stock Option Plan, and upon the exercise of options granted under the Company's Stock Option Plan for Directors (and under the Company's predecessor Stock Option Plan for Directors), were previously intended to be covered by the Company's registration statement on Form S-8 (No. 33-35950) and the Company's registration statement on Form S-8 (No. 33-35912), respectively, and have also been covered by opinions of counsel filed as exhibits to such registration statements, respectively. Shares of Common Stock issuable upon the exercise of options granted under any of the Plans (other than the 1999 Stock Plan), respectively, and not covered by such prior registration statements are herein called "Prior Plan Shares".

         Based on the foregoing, it is our opinion that, when issued by the Company upon the exercise of and in accordance with the terms of stock options duly and validly granted under any of the Plans (other than the 1999 Stock
Plan), and against payment therefor, the Prior Plan Shares issuable pursuant to such Plans will be validly issued, fully paid and non-assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Golenbock, Eiseman, Assor & Bell
                                            ------------------------------------
                                                Golenbock, Eiseman, Assor & Bell